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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 13, 1997 on the financial statements of College Television Network, Inc. (the "Company") for the year ended October 31, 1996, included in the Company's Annual Report on Form 10-KSB for the year ended October 31, 1997, and to the reference to our firm under the caption "Experts" included in the Prospectus.

/s/ Richard A. Eisner & Company, LLP

New York, New York

July 30, 1998